UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2020

CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLBS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.

The information in Item 7.01 is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)    Effective November 1, 2020, Anne Whitaker was appointed as a Class I Director to the Board of Directors (the “Board”) of Caladrius Biosciences, Inc. (the “Company”). Ms. Whitaker will also serve as a member of the Compensation Committee and of the Science & Technology Committee of the Board.

Ms. Whitaker is currently the CEO of Aerami Therapeutics (formerly Dance Biopharm Holdings, Inc.), a private life science company pursuing the treatment of chronic diseases with its inhaled therapies. Prior to Aerami, she served as the CEO and President of KNOW Bio, LLC, a privately held life science company, and the founding CEO of its subsidiary, Novoclem Therapeutics, Inc. Previously, Ms. Whitaker was Executive Vice President and Company Group Chairman at Bausch Health, where she was responsible for overseeing its Global Branded Pharmaceutical Business. Prior to that, Anne served as President and Chief Executive Officer of Synta Pharmaceuticals. Ms. Whitaker also served as President of the North American Region and CEO of Sanofi US at Sanofi SA (Euronext Paris: SAN---FR), where she oversaw all pharmaceutical and consumer healthcare operations for the region and held several commercial leadership roles at GlaxoSmithKline. Ms. Whitaker holds a Bachelor of Science degree in chemistry from the University of North Alabama.

As a non-employee director, Ms. Whitaker is entitled to receive cash compensation and grants of stock options or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company and its committees. In connection with her appointment to the Company’s Board, Ms. Whitaker received a grant of 79,470 restricted stock units of the Company’s common stock, with an aggregate value of $120,000, with one-third of the shares vesting annually on each of the first, second and third anniversaries of the grant date.

There are no arrangements or understandings between Ms. Whitaker and any other person pursuant to which she was selected as a member of the Board. The Company is not aware of any transaction in which Ms. Whitaker has an interest requiring disclosure under Item 404(a) of Regulation S-K. On November 2, 2020, the Company issued a press release announcing the appointment of Ms. Whitaker to the Board. A copy of this press release is filed as Exhibit 99.2 to this current report.

Item 7.01 Regulation FD Disclosure.

On November 5, 2020, the Company issued a press release in connection with its financial results for the third quarter ended September 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company will conduct a conference call to review its financial results on November 5, 2020 at 4:30 p.m. Eastern Time.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Press release regarding earnings release, dated November 5, 2020
99.2	Press release regarding new director, November 2, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: November 5, 2020